EXHIBIT 5.1

Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com

July 17, 2014

Apache Corporation One Post Oak Central 2000 Post Oak Boulevard, Suite 100 Houston, Texas 77056-4400

Ladies and Gentlemen:

We have acted as special counsel to Apache Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on July 17, 2014. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) common stock, par value $0.625 per share, of the Company (the “Common Stock”), (ii) preferred stock, no par value, of the Company (the “Preferred Stock”), (iii) depositary shares of the Company (the “Depositary Shares”), (iv) senior unsecured debt securities of the Company (the “Senior Debt Securities”), (v) subordinated unsecured debt securities of the Company (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Company Debt Securities”), (vi) senior unsecured debt securities and subordinated unsecured debt securities of each of Apache Finance Pty Ltd (“Apache Finance”), Apache Finance Australia Pty Ltd (“Apache Australia”), Apache Finance Canada Corporation (“Apache Canada”) and Apache Finance Canada II Corporation (“Apache Canada II,” and together with Apache Finance, Apache Australia and Apache Canada, the “Finance Subsidiaries”) (collectively, the “Finance Subsidiary Debt Securities”), (vii) guarantees by the Company with respect to the Finance Subsidiary Debt Securities (the “Guarantees”), (viii) contracts to purchase (or sell) shares of Common Stock (the “Common Stock Purchase Contracts”), (ix) purchase units of the Company, each representing ownership of a Common Stock Purchase Contract and, as security for the holder’s obligations to purchase the Common Stock under the Common Stock Purchase Contract, any Company Debt Securities, Finance Subsidiary Debt Securities, Preferred Stock, debt obligations of third parties, any other security described in the applicable Prospectus Supplement or any combination thereof (the “Common Stock Purchase Units”), and (x) warrants to purchase shares of Common Stock or Preferred Stock from time to time (the “Warrants”), each on terms to be determined at the time of the offering thereof. The Common Stock, Preferred Stock, Depositary Shares, Company Debt Securities, Finance Subsidiary Debt Securities, Guarantees, Common Stock Purchase Contracts, Common Stock Purchase Units and Warrants are referred to herein collectively as the “Securities.”

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Apache Corporation

July 17, 2014

All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement, the Company Senior Indenture, the Apache Finance Senior Indenture or the Apache Canada Senior Indenture (each, as defined below), as the case may be.

The Securities will be offered upon the terms and subject to the conditions set forth in the Registration Statement (including the Prospectus and applicable Prospectus Supplements) and the applicable definitive purchase, underwriting or similar agreements by and among the Company and the additional parties named therein. The Preferred Stock will be issued in one or more series in accordance with the terms of the applicable certificate of designations. If so specified, in the applicable Prospectus Supplement, the Preferred Stock may be represented by Depositary Shares entitling the holders proportionally to all rights and preferences of the Preferred Stock. The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) (including a form of depositary receipt (the “Depositary Receipt”) evidencing the Depositary Shares to be entered into between the Company and the depositary named therein (the “Depositary”). The Senior Debt Securities will be issued in one or more series pursuant to the Senior Indenture, dated May 19, 2011 (the “Company Senior Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Subordinated Debt Securities will be issued in one or more series pursuant to a subordinated indenture to be entered into by the Company and the trustee named therein (the “Company Subordinated Indenture” and collectively with the Company Senior Indenture, the “Company Indentures”). The senior unsecured debt securities of Apache Finance will be issued in one or more series pursuant to the Senior Indenture, dated May 19, 2011 (the “Apache Finance Senior Indenture”), between Apache Finance, the Company, as guarantor, and the Trustee, as trustee. The senior unsecured debt securities of Apache Canada will be issued in one or more series pursuant to the Senior Indenture, dated May 19, 2011 (the “Apache Canada Senior Indenture”), between Apache Canada, the Company, as guarantor, and the Trustee, as trustee. The senior unsecured debt securities of Apache Australia and Apache Canada II will be issued in one or more series pursuant to senior indentures to be entered into by Apache Australia and Apache Canada II, respectively, the Company, as guarantor, and the trustee named therein (collectively, with the Apache Finance Senior Indenture and the Apache Canada Senior Indenture, the “Subsidiary Senior Indentures”). The subordinated unsecured debt securities of each of the Finance Subsidiaries will be issued in one or more series pursuant to subordinated indentures to be entered into by the applicable Finance Subsidiary, the Company, as guarantor, and the trustee named therein (collectively, the “Subsidiary Subordinated Indentures” and collectively with the Subsidiary Senior Indentures, the “Subsidiary Indentures”). The Guarantees, if any, with respect to any series of Finance Subsidiary Debt Securities issued under any Subsidiary Indenture, will be issued under such indenture, as amended and supplemented by any supplement indenture or officers’ certificate related thereto, among the applicable Finance Subsidiary, the Company, as guarantor (the “Guarantor”), providing a Guarantee of the Finance Subsidiary Debt Securities of such series, and the trustee named therein. The Common Stock Purchase Contracts and the Common Stock Purchase Units will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent named therein. Each series of Warrants will be issued under a separate warrant agreement (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent named therein.

Apache Corporation

July 17, 2014

In arriving at the opinions expressed below, we have examined the following:

(i) the Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), on file with the Secretary of State of the State of Delaware;

(ii) the Bylaws of the Company, as amended to date (the “Bylaws”), as certified by an officer of the Company;

(iii) the constitutional documents of each of the Finance Subsidiaries, in each case as amended to date (collectively, the “Constitutional Documents”), each as certified to us by an officer of the applicable Finance Subsidiary;

(iv) the Registration Statement;

(v) the Prospectus;

(vi) the Company Senior Indenture;

(vii) the Apache Finance Senior Indenture;

(viii) the Apache Canada Senior Indenture;

(ix) certain resolutions of the board of directors of the Company, as certified by an officer of the Company;

(x) certain resolutions of board of directors of each of the Finance Subsidiaries, each as certified by an officer of the applicable Finance Subsidiary; and

(xi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Apache Corporation

July 17, 2014

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(i) the Certificate of Incorporation and Bylaws of the Company and the Constitutional Documents of the Finance Subsidiaries will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii) the consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”) and Section 152 of the DGCL or (in each case) any successor provision;

(iii) any supplemental indenture to the Company Senior Indenture and any board resolution and/or any officer’s certificate executed and delivered pursuant to the Company Senior Indenture, in any such case, pursuant to which any Senior Debt Securities are issued, will comply with the Company Senior Indenture as theretofore supplemented, and the form and terms of such Senior Debt Securities will comply with the Company Senior Indenture as then supplemented (including by any such supplemental indenture) and any such board resolution and/or officer’s certificate;

(iv) any supplemental indenture to the Apache Finance Senior Indenture and any board resolution and/or any officer’s certificate executed and delivered pursuant to the Apache Finance Senior Indenture, in any such case, pursuant to which any Finance Subsidiary Debt Securities of Apache Finance are issued, will comply with the Apache Finance Senior Indenture as theretofore supplemented, and the form and terms of such Finance Subsidiary Debt Securities will comply with the Apache Finance Senior Indenture as then supplemented (including by any such supplemental indenture) and any such board resolution and/or officer’s certificate;

(v) any supplemental indenture to the Apache Canada Senior Indenture and any board resolution and/or any officer’s certificate executed and delivered pursuant to the Apache Canada Senior Indenture, in any such case, pursuant to which any Finance Subsidiary Debt Securities of Apache Canada are issued, will comply with the Apache Canada Senior Indenture as theretofore supplemented, and the form and terms of such Finance Subsidiary Debt Securities will comply with the Apache Canada Senior Indenture as then supplemented (including by any such supplemental indenture) and any such board resolution and/or officer’s certificate; and

(vi) the form and terms of any Company Debt Securities, Finance Subsidiary Debt Securities or Guarantees, when established, the form and terms of any Common Stock Purchase Contracts, Common Stock Purchase Units or Warrants, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Common Stock Purchase Contracts, the Common Stock Purchase Units and the Warrants), the issuance, sale and delivery thereof by the Company or the applicable Finance Subsidiaries, and the incurrence and performance of any issuer’s respective obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Deposit Agreement, Purchase Contract Agreement, Warrant Agreement, Company Indenture or Subsidiary Indenture) in accordance with

Apache Corporation

July 17, 2014

the terms thereof, will comply with, and will not violate, the Company’s Certificate of Incorporation or Bylaws, the Constitutional Documents of the applicable Finance Subsidiaries, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company or the applicable Finance Subsidiaries, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Company Debt Securities, Finance Subsidiary Debt Securities and Guarantees. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the Company and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Common Stock, when (a) the Company has taken all necessary action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (b) such Common Stock has been issued and delivered as contemplated by the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to the Preferred Stock, when (a) the Company has taken all necessary action to approve the issuance and terms of a series of the Preferred Stock, (b) the Company has filed with the Office of the Secretary of State of the State of Delaware the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) such Preferred Stock has been issued and delivered as contemplated by the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such series of the Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Depositary Shares, when (a) the Company has taken all necessary action to approve the form, terms, execution and delivery of a Deposit Agreement, (b) such Deposit Agreement has been duly executed and delivered, (c) all necessary action has been taken by the Company to authorize the issuance of the Preferred Stock and the deposit thereof with the Depositary pursuant to such Deposit Agreement and the issuance of the Depositary Shares representing interests therein, (d) duly authorized and validly issued, fully paid and non-assessable shares of such Preferred Stock shall have been deposited with the Depositary in accordance with

Apache Corporation

July 17, 2014

such Deposit Agreement and such corporate action, and the Depositary shall have duly executed, issued and delivered Depositary Receipts with such terms evidencing such Depositary Shares against payment of the consideration therefor, all in the manner provided for in such Deposit Agreement and such corporate action, and (e) such Depositary Shares are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, such Depositary Shares will be validly issued, fully paid and non-assessable.

4. With respect to the Senior Debt Securities, when (a) all necessary action has been taken by the Company to authorize the form, terms, execution and delivery of any supplemental indenture or officers’ certificate related to the Senior Indenture, (b) any such supplemental indenture or officers’ certificate has been executed and delivered, (c) all necessary action has been taken by the Company to authorize the issuance and establish, in accordance with the Senior Indenture, the form and terms of the Senior Debt Securities, (d) such Senior Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Senior Indenture and, if applicable, any additional supplemental indenture thereto or related officers’ certificate, and (e) such Senior Debt Securities are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Subordinated Debt Securities, when (a) all necessary action has been taken by the Company to authorize the form, terms, execution and delivery of the Subordinated Indenture and any supplemental indenture or officers’ certificate related thereto, (b) the Subordinated Indenture and any such supplemental indenture or officers’ certificate have been duly executed and delivered, (c) all necessary action has been taken by the Company to authorize the issuance and establish, in accordance with the Subordinated Indenture, the form and terms of the Subordinated Debt Securities, (d) such Subordinated Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Subordinated Indenture and, if applicable, a supplemental indenture thereto or related officers’ certificate, and (e) such Subordinated Debt Securities are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respected to the Common Stock Purchase Contracts, when (a) all necessary action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract Agreement, (b) such Purchase Contract Agreement has been duly executed and delivered, (c) all necessary action has been taken by the Company to authorize the issuance and establish, in accordance with such Purchase Contract Agreement, the form and terms of Common

Apache Corporation

July 17, 2014

Stock Purchase Contracts to be issued thereunder, (d) such Common Stock Purchase Contracts have been duly executed, authenticated, issued and delivered in accordance with the terms of such Purchase Contract Agreement and (e) such Common Stock Purchase Contracts are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement), the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Common Stock Purchase Units, when (a) all necessary action has been taken by the Company to authorize the form, terms, execution and delivery of such Purchase Contract Agreement, (b) such Purchase Contract Agreement has been duly executed and delivered, (c) all necessary action has been taken by the Company to authorize the issuance and establish, in accordance with such Purchase Contract Agreement, the form and terms of the Common Stock Purchase Contracts and the collateral arrangements relating to the Common Stock Purchase Units, (d) the Common Stock Purchase Contracts and the documents governing the collateral arrangements relating to such Common Stock Purchase Units have been duly executed, authenticated, issued and delivered in accordance with the terms thereof and (e) such Common Stock Purchase Units are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement), the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock Purchase Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to any series of Finance Subsidiary Debt Securities issued under any Subsidiary Indenture, when (a) all necessary action has been taken by the applicable Finance Subsidiary, as issuer (the “issuer”), to authorize the form, terms, execution and delivery of the applicable Subsidiary Indenture and any supplemental indenture or officers’ certificate related thereto, (b) such Subsidiary Indenture and any supplemental indenture or officers’ certificate related thereto have been duly executed and delivered, (c) such Subsidiary Indenture, as then supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) all necessary action has been taken by the issuer to authorize the issuance and establish, in accordance with such Subsidiary Indenture, the form and terms of such Finance Subsidiary Debt Securities, (e) such Finance Subsidiary Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of such Subsidiary Indenture, and if applicable, any supplemental indenture or officers’ certificate related thereto, and (f) such Finance Subsidiary Debt Securities are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the issuer, upon payment (or delivery) of the consideration therefore provided therein, such Finance Subsidiary Debt Securities will constitute legal, valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms.

Apache Corporation

July 17, 2014

9. With respect to the Guarantees of any series of Finance Subsidiary Debt Securities to be issued by the Guarantor under any Subsidiary Indenture, when (a) all necessary action has been taken by the issuer and the Guarantor to authorize and approve the issuance and terms of the Guarantees and the series of Finance Subsidiary Debt Securities to which they pertain and the terms of the offering of such Finance Subsidiary Debt Securities and such Guarantees and related matters, (b) any supplemental indenture or officers’ certificate, pursuant to which the Guarantor agrees to be bound by the guarantee provisions of such Subsidiary Indenture as applied to the Finance Subsidiary Debt Securities of such series, has been executed and delivered, (c) such Subsidiary Indenture, as then supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) the Finance Subsidiary Debt Securities of such series have been duly executed, authenticated and delivered in accordance with the terms of such Subsidiary Indenture, the Registration Statement (including the Prospectus and the applicable Prospectus Supplement) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Guarantor and the issuer, respectively, upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

10. With respect to any Warrants to be issued under a Warrant Agreement, when (a) all necessary action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrant Agreement, (b) such Warrant Agreement has been duly executed and delivered, (c) all necessary action has been taken by the Company to authorize the issuance and establish, in accordance with such Warrant Agreement, the form and terms of the Warrants, and (d) such Warrants are offered, issued and sold as contemplated in the Registration Statement (including the Prospectus and the applicable Prospectus Supplement), the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions in paragraphs 2, 3, 4, 5, 6, 7, 8, 9 and 10 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

Apache Corporation

July 17, 2014

With respect to our opinions expressed above as they relate to Company Debt Securities, Finance Subsidiary Debt Securities or other obligations of the Company, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

In rendering our opinions in paragraphs 8 and 9 above, we have relied, in part, on the opinions of the law firm of Allens, Perth, Western Australia, Australia for matters involving Australian law and the law firm of McInnes Cooper, Nova Scotia, Canada for matters involving Canadian law, copies of which are filed as Exhibits 5.2 and 5.3, respectively, to the Registration Statement.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the DGCL (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP

ANDREWS KURTH LLP